Exhibit 99.1

PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS RECORD QUARTER AND FISCAL YEAR FINANCIAL RESULTS

Company Releases 2007 GAAP Earnings Guidance of $1.28 to $1.40 per Share

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MINNEAPOLIS, February 15, 2007 – Stratasys, Inc. (Nasdaq: SSYS) today announced record quarter and fiscal year financial results.

          Revenues rose 26% to $29.7 million for the fourth quarter ended December 31, 2006 over the $23.5 million reported in the same quarter of the previous year.  Non-GAAP net income increased to $3.9 million in the fourth quarter, or $0.38 per share, which excludes the impact of stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R.  This expense, net of tax, amounted to approximately $222,000, or $0.02 per share, in the fourth quarter of fiscal 2006.

          GAAP net income increased to $3.7 million in the fourth quarter, or $0.35 per share.  This compares to net income of $3.1 million, or $0.30 per share, for the fourth quarter of 2005.  Stock-based compensation expenses were not included in the 2005 fourth quarter financial results. Total system shipments increased 33% to 483 units for the fourth quarter of 2006 compared with 363 units for the same period in 2005.

          Revenues rose 25% to $103.8 million for the twelve months ended December 31, 2006 over the $82.8 million reported in the same period of the previous year. Non-GAAP net income increased to $12.1 million in the twelve-month period, or $1.17 per share, which excludes the impact of stock-based compensation expense required under SFAS 123R.  This expense, net of tax, amounted to approximately $972,000, or $0.09 per share, for the twelve-month period.

          GAAP net income increased to $11.2 million in the twelve-month period, or $1.08 per share, compared to net income of $10.6 million, or $0.99 per share for the same period in 2005.  Stock-based compensation expenses were not included in the 2005 financial results.  Total system shipments increased 38% to 1,796 units for the twelve-month period compared with 1,297 units for the same period in 2005.

          The reconciliation between non-GAAP and GAAP financial measures is provided in a table at the end of this press release.

          “Our fourth quarter and fiscal year 2006 financial results have provided us with several impressive company milestones, which include the strongest quarterly performance in our history, and surpassing $100 million in annual revenue,” said Scott Crump, chairman and chief executive officer of Stratasys.  “We finished the year with strong performances from all of our major businesses, including 3D printing, high-end productivity systems and paid parts, as well as strong growth in our recurring revenue components.

          “The recurring revenue components of our business, which include system consumables and maintenance, generated record levels of revenue, a direct result of the ongoing expansion of our installed base of systems.  Our notable announcement last September of our 6,000th system installation, an FDM Vantage to Dell Computer, has already been eclipsed by our 7,000th installation. This continued rapid expansion in system sales should provide for ongoing growth in our recurring revenue businesses.

          “Our Dimension 3D Printing business exceeded our plan throughout the year.  Although our distribution capabilities for 3D printing are unsurpassed within the industry, we continued to improve this valuable asset with significant expansion in the Asia Pacific region, as well as through extensive educational and training programs, like Dimension University, which increases channel productivity.  We are following the successful 2006 launch of the Dimension 1200 line with our recent introduction of a new 3D printer, the Dimension Elite.  Our channel partners are excited about this new product, and we believe 2007 is looking to be another strong year for 3D printing.

          “We have successfully transitioned from Eden product distribution, and have streamlined our resources for the purpose of growing our proprietary FDM productivity system business.  This renewed focus should benefit from an acceleration of product development that began in 2005.  In addition, we believe our 2007 high-end product initiatives will better position our company for direct digital manufacturing, or in other words, the manufacture of end-use parts.

          “Our paid parts business grew by 45% in 2006, a direct result of our highly-successful online part quoting, ordering and fulfillment service, RedEyeRPM.com.  The paid parts service is a high-margin and rapidly growing business opportunity.  We will be adding capacity for paid parts in 2007, and expect another strong year of growth.

          “In addition, given that most customers buy parts before buying a system, we view this service as a profitable tool for sourcing system sales.  Notably, direct digital manufacturing orders contributed to a significant portion of our paid parts business in 2006, and we believe this an indicator of new applications for our technology.

          “We continue to believe a significant opportunity exists in 3D printing, which could exceed 500,000 printers worldwide.  However, the opportunity presented by direct digital manufacturing is potentially larger, and we have made tangible progress at targeting that opportunity within our paid parts business and within new system development.

          “We have transitioned and realigned our high-end productivity system business to focus on our proprietary products.  And regardless of the opportunity or application, as we grow our installed base of systems, we are positioned to continue growing our highly-profitable recurring revenue streams.

          “Our guidance for fiscal 2007 demonstrates our belief in another strong year, and we are excited about the opportunities ahead,” Crump concluded.

          Stratasys released the following information regarding its financial guidance for the fiscal year ending Dec. 31, 2007:

•	Revenue guidance of $105 million to $110 million.

•	Non-GAAP earnings guidance of $1.37 to $1.49 per share, which excludes the impact of stock-based compensation required under SFAS 123R.

•	GAAP earnings guidance of $1.28 to $1.40 per share.

          The reconciliation between non-GAAP and GAAP financial projections is provided in a table at the end of this press release.

          Included in this release is a reclassification of costs related to the company’s customer service department.  Historically, costs associated with customer service have been accounted for as an SG&A expense.  The customer service department performs services related directly to the maintenance and installation of systems.  These activities are related to the revenue generating process, and therefore, should be included in the cost of sales.  The change is reflected in our 2006 fourth quarter and fiscal year financial tables, with quarterly restatements for fiscal 2006 provided in a table at the end of this press release.  These reclassifications have no impact on operating profit or net income.

          The company will hold a conference call to discuss fourth quarter and fiscal year 2006 financial results on February 15, 2007 at 8:30 a.m. EST.  To access the call, dial 877-407-8035 (or 201-689-8035 internationally).  A recording of the call will be available for two weeks.  To access the recording, dial 877-660-6853 (or 201-612-7415 internationally) and enter account 286 and conference I.D. 229919.

          A live webcast will be available through the Investors section of the Stratasys Web site (www.stratasys.com).  A replay of the webcast will be made available on the Stratasys Web site for 90 days.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2006	2005	2006	2005

	(unaudited)	(unaudited)
Net Sales
Product	$24,446,872	$18,926,696	$83,449,388	$66,178,670
Services	5,290,436	4,588,362	20,359,463	16,665,634

	29,737,308	23,515,058	103,808,851	82,844,304

Cost of goods sold
Product	11,926,379	8,713,206	41,953,162	30,125,996
Services	2,799,380	2,488,323	10,414,305	8,963,516

	14,725,759	11,201,529	52,367,467	39,089,512

Gross profit	15,011,549	12,313,529	51,441,384	43,754,792

Costs and expenses
Research and development	1,832,761	1,734,417	6,699,373	6,353,877
Selling, general and administrative	8,039,409	6,436,421	29,105,342	23,243,455

	9,872,170	8,170,838	35,804,715	29,597,332

Operating income	5,139,379	4,142,691	15,636,669	14,157,460

Other income (expense)
Interest income	435,621	383,454	1,648,035	1,616,851
Other	(25,418)	(84,765)	(320,525)	(491,414)

	410,203	298,689	1,327,510	1,125,437

Income before income taxes	5,549,582	4,441,380	16,964,179	15,282,897
Income taxes	1,896,208	1,291,781	5,800,000	4,680,000

Net income	$3,653,374	$3,149,599	$11,164,179	$10,602,897

Earnings per common share
Basic	$0.36	$0.31	$1.10	$1.01

Diluted	$0.35	$0.30	$1.08	$0.99

Weighted average number of common shares outstanding
Basic	10,088,527	10,283,200	10,120,006	10,527,807

Diluted	10,299,602	10,475,919	10,361,583	10,744,583

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005

ASSETS
Current assets
Cash and cash equivalents	$12,509,861	$10,105,199
Short-term investments	21,367,316	20,000,000
Accounts receivable, less allowance for returns and doubtful accounts of $1,104,671 in 2006 and $1,584,149 in 2005	25,035,665	20,019,177
Inventories	9,925,217	10,887,198
Net investment in sales-type leases	2,858,054	2,036,386
Prepaid expenses	3,368,586	2,289,173
Deferred income taxes	459,000	597,000

Total current assets	75,523,699	65,934,133

Property and equipment, net	20,412,719	17,294,575

Other assets
Intangible assets, net	4,868,923	4,380,193
Net investment in sales-type leases	3,271,015	3,143,157
Deferred income taxes	915,000	392,000
Long-term investments	10,747,689	11,297,550
Other	2,265,200	2,237,985

	22,067,827	21,450,885

	$118,004,245	$104,679,593

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$10,335,607	$9,545,265
Unearned maintenance revenue	9,876,719	8,865,253

Total current liabilities	20,212,326	18,410,518

Commitments
Stockholders’ equity
Common stock, $.01 par value, authorized 15,000,000 shares, issued and outstanding 12,360,221 shares in 2006 and 12,287,205 shares in 2005	124,449	122,872
Capital in excess of par value	75,726,716	72,465,952
Retained earnings	41,960,124	30,795,945
Accumulated other comprehensive loss	(116,995)	(324,599)
Less cost of treasury stock, 2,300,029 and 2,171,529 shares in 2006 and 2005, respectively	(19,902,375)	(16,791,095)

Total stockholders’ equity	97,791,919	86,269,075

	$118,004,245	$104,679,593

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended December 31,

	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

	(unaudited)		(unaudited)
Selling, general and administrative	$8,039,409	$(284,283)	$7,755,126

Total operating expenses	9,872,170	(284,283)	9,587,887
Operating income	5,139,379	284,283	5,423,662

Income before income taxes	5,549,582	284,283	5,833,865
Income taxes	1,896,208	62,530	1,958,738
Net income	$3,653,374	$221,753	$3,875,127
Earnings per common share
Basic	$0.36	$0.02	$0.38

Diluted	$0.35	$0.02	$0.38

Weighted average number of common shares outstanding
Basic	10,088,527		10,088,527

Diluted	10,299,602		10,299,602

	Twelve Months Ended December 31,

	2006 As Reported	Non-GAAP Adjustments (1)	2006 Non-GAAP

Selling, general and administrative	$29,105,342	$(1,265,557)	$27,839,785

Total operating expenses	35,804,715	(1,265,557)	34,539,158
Operating income	15,636,669	1,265,557	16,902,226

Income before income taxes	16,964,179	1,265,557	18,229,736
Income taxes	5,800,000	294,000	6,094,000
Net income	$11,164,179	$971,557	$12,135,736
Earnings per common share
Basic	$1.10	$0.10	$1.20

Diluted	$1.08	$0.09	$1.17

Weighted average number of common shares outstanding
Basic	10,120,006		10,120,006

Diluted	10,361,583		10,361,583

     (1)     These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation effective January 1, 2006 .  Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25.

STRATASYS, INC.

FISCAL YEAR 2007
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range

U.S. GAAP measure	$1.28 to $1.40
Adjustments to exclude the effects of expenses related to stock-based compensation under SFAS 123R	0.09
Non-GAAP estimates	$1.37 to $1.49

STRATASYS, INC.

RESTATEMENT OF COSTS ASSOCIATED WITH CUSTOMER SUPPORT (1)

	Three Months Ended March 31,

	2006 As Reported	Adjustments	2006 Restated

	(unaudited)		(unaudited)
Cost of goods sold
Product	$9,033,573	$—	$9,033,573
Services	1,390,748	977,611	2,368,359

	10,424,321	977,611	11,401,932
Costs and expenses
Research and development	1,433,576	—	1,433,576
Selling, general and administrative	7,542,503	(977,611)	6,564,892

	8,976,079	(977,611)	7,998,468
Operating income	$2,822,695	$—	$2,822,695

	Three Months Ended June 30,

	2006 As Reported	Adjustments	2006 Restated

	(unaudited)		(unaudited)
Cost of goods sold
Product	$10,555,355	$—	$10,555,355
Services	1,546,319	983,099	2,529,418

	12,101,674	983,099	13,084,773
Costs and expenses
Research and development	1,857,945	—	1,857,945
Selling, general and administrative	8,605,360	(983,099)	7,622,261

	10,463,305	(983,099)	9,480,206
Operating income	$4,134,306	$—	$4,134,306

	Three Months Ended September 30,

	2006 As Reported	Adjustments	2006 Restated

	(unaudited)		(unaudited)
Cost of goods sold
Product	$10,437,855	$—	$10,437,855
Services	1,641,997	1,075,151	2,717,148

	12,079,852	1,075,151	13,155,003
Costs and expenses
Research and development	1,575,083	—	1,575,083
Selling, general and administrative	7,953,944	(1,075,151)	6,878,793

	9,529,027	(1,075,151)	8,453,876
Operating income	$3,540,284	$—	$3,540,284

     (1)     Historically, costs associated with customer service have been accounted for as an SG&A expense.  The customer service department performs services related directly to the maintenance and installation of systems.  These activities are related to the revenue generating process, and therefore, should be included in the cost of sales.  The change is reflected in our 2006 fourth quarter and fiscal year financial tables, and in the restatements for fiscal 2006 provided in the following tables.  These reclassifications have no impact on operating profit or net income.

Stratasys Inc., Minneapolis, manufactures office-based rapid prototyping and manufacturing systems and 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2006, Stratasys supplied 34 percent of all systems installed worldwide in 2005, making it the unit market leader, for the fourth consecutive year. Stratasys owns the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, and consumer product industries. The company’s systems are also used for direct digital manufacturing (DDM) and rapid tooling applications. For more information on the company, go to www.Stratasys.com; www.RedEyeRPM.com; or www.DimensionPrinting.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines.  Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM line, Prodigy Plus, FDM MaxumTM, FDM VantageTM, and TitanTM product lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as ABS-Plus and the market acceptance of this and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; our ability to effectively manage the period following the discontinuation of the Objet distribution agreement; our ability to effectively and profitably market and distribute the Arcam product line; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM  and other parts services; and the other risks detailed from time to time in our SEC Reports, including the annual report on Form 10-K for the year ended December 31, 2005 and 10-Qs filed throughout 2006.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP).  In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses.  The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance; primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R  In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.